Exhibit 3.31

CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL PAPER - 27, INC

__________________________________

FIRST:  The name of the Corporation is International Paper - 27, Inc. (the “Corporation”).

SECOND:  It’s registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:  The nature of the business or purposes to be conducted or promoted are:

(a)           To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

(b)           In general, to carry on all business in connection with the foregoing, and do all things necessary, proper, advisable, convenient for, or incidental to the accomplishment of the foregoing purposes.

The Corporation, its directors and shareholders, shall have and may exercise all of the powers now or hereafter conferred by the laws of the State of Delaware and acts amendatory thereof or supplemental thereto upon corporations formed under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) common shares and the par value of each such share is one dollar ($1.00), amounting in the aggregate to one hundred dollars ($100.00).

FIFTH:  The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS

Ellen McLaughlin	Two Manhattanville Road
Purchase, NY 10577

SIXTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH:  A director of the Corporation shall not be liable, as such, to the Corporation or its stockholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, attorneys’ fees) arising from any act or omission, including without limitation, for breach of fiduciary duty as a director, except for a liability from which the director could not at the applicable time be exonerated by the Corporation or its stockholders under the Delaware General Corporation Law.

A director shall be deemed to have discharged such person’s duty to this Corporation if he or she has relied on information, advice or an opinion, report or statement prepared by:

(i)            one or more officers or employees of the Corporation whom the director believes to be reliable and competent with respect to the matter presented;

(ii)           legal counsel, public accountants or other persons as to matters that the director believes are within the person’s professional or expert competence; or

(iii)          a committee of the Board of Directors as to matters within its area of responsibility.

The provisions of this Article SEVENTH shall be deemed to be a contract with each director of the Corporation who serves as such at any time while this Article SEVENTH is in effect, and each person who serves as a director of the Corporation while this Article SEVENTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article SEVENTH. No amendment to or repeal of this Article SEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, shall apply to or have any effect on the liability or alleged liability of any directors of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision.

The provisions of this Article SEVENTH are cumulative of and shall be in addition to and independent of any and all other limitations on the liabilities of directors of the Corporation, as such, whether such limitations arise under or are created by any statute, rule of law, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

EIGHTH:  The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the statutes of Delaware, and all rights and powers conferred on directors and stockholders herein are granted subject to this reservation.

NINTH:  The original By-laws of the Corporation shall be adopted by the incorporator named herein. Thereafter, in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend and repeal the By-laws, subject to the power of the stockholders to alter or repeal the By-laws made by the Board of Directors.

TENTH:  Elections of directors need not be by ballot unless the By-laws or the Corporation shall so provide.

IN WITNESS WHEREOF, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, does make this Certificate, hereby declaring and certifying that the facts herein stated are true.

Dated: July 2, 1996

Ellen McLaughlin
Incorporator

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL PAPER - 27, INC.

Pursuant to Section 242 of the General Corporation Law
of the State of Delaware

We, the undersigned, James W. Guedry, being the Vice President and Secretary and Carol Samalin being an Assistant Secretary of International Paper - 27, Inc. (the ‘Corporation”), hereby certify:

A.            That the name of the Corporation Is International Paper - 27, Inc.

B.            That the Certificate of Incorporation of the Corporation was filed with the Secretary of State for the State of Delaware on July 15, 1996.

C.            That the Board of Directors of the Corporation, by a Unanimous Written Consent of Directors, dated August 28, 1997, in lieu of a meeting, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

That Article FIRST of the Certificate of Incorporation of the Corporation, hereby is amended to delete Article FIRST in its entirety and substitute the following:

“FIRST:  The name of the corporation is Pintu Acquisition Company, Inc. (hereinafter the “Corporation”).

D.            That the amendment to the Certificate of Incorporation as set forth above was consented to and adopted by the holders of all the issued and outstanding shares or stock of the Corporation entitled to vote, by a Unanimous Written Consent of Stockholder in lieu of a Special Meeting, dated August 28, 1997 in accordance with the previsions of Section 228 of the General Corporation Law of the State of Delaware and the By-Laws of the Corporation,

IN WITNESS WHEREOF, we the undersigned, on behalf of the Corporation, have set our hand and affixed the corporate seal hereto, this 29th day of August, 1997.

/s/ James W. Guedry
James W. Guedry
Vice President and Secretary

ATTEST:	/s/ Carol Samalin
Carol Samalin
Assistant Secretary

STATE OF NEW YORK	)
:		ss.:
COUNTY OF WESTCHESTER	)

BE IT REMEMBERED, that on this 29th day of August, 1997, personally came before me, a Notary Public for the State of New York, Carol Samalin, an Assistant Secretary of International Paper — 27, Inc., who, I am satisfied, is the person who has signed the within instrument; and I having first made known to him the contents thereof, he thereupon acknowledged that she signed as an Assistant Secretary of International Paper — 27, Inc.; and that the within instrument is the voluntary act and deed of said corporation, made by virtue of authority from its Board of Directors.

/s/ Betsy A. Byrnes
Notary Public

(seal)

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that;

1.             The name of the corporation (hereinafter called the “corporation”) is Pintu Acquisition Company, Inc.

2.             The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.             The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.             The corporation has authorized the changes herein before set forth by resolution of its Board of Directors.

Signed on November ___, 2001.

By:	/s/ P. Bernards
Name:	P. Bernards
Title:	VP